Term Sheet

JAG Media Holdings, Inc. (OTC PINK SHEETS: JAGH)
and
BlueCreek Energy, Inc.

Merger of BlueCreek Energy, Inc. into
a Wholly Owned Subsidiary of JAG Media Holdings, Inc.

Dated: October 2, 2008

1.	Target:	BlueCreek Energy, Inc., a Colorado corporation, having a principal place of business at 621 17th Street, Suite 1140, Denver, CO 80293 (“BlueCreek”).

2.	Issuer:	JAG Media Holdings, Inc., a Nevada corporation (OTC PINK SHEETS: JAGH) having a principal place of business at 6865 SW 18th Street, Suite B13, Boca Raton, FL 33433 (“JAG Media”).

3.	Y.A. Global:	Y.A. Global Investments, L.P., a Cayman Islands exempt limited partnership (“YA”).

4.	Common Stock:	The Common Stock of JAG Media, par value $0.00001 per share, or any security into which such Common Stock is hereafter reclassified.

5.	1st YA
Debenture:
That certain Senior Secured Convertible Debenture dated May 10, 2007 between BlueCreek, as borrower and YA, as lender in the original principal amount of $22,500,000, which bears interest at an initial annual rate of 11.00% and has a maturity date of July 2, 2013.

6.	2nd YA
Debenture:
That certain convertible debenture dated May 22, 2008 between BlueCreek, as borrower and YA, as lender in the original principal amount of $2,945,625, which bears interest at an annual rate 12.5% and has a maturity date of May 23, 2011.

7.	BlueCreek
	Shares:	All of the issued and outstanding shares of capital stock of BlueCreek.

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8.	BlueCreek
	Shareholders:	The holders of the BlueCreek Shares.

9.	Closing:	The closing of the transactions contemplated by this term sheet, which shall take place at a location to be determined by the parties, on the Closing Date.

10.	Closing Date:	The date on which the Closing occurs, which date shall be November 3, 2008, or such other date as may be mutually agreed upon by the parties.

11.	Deal Structure:
At the Closing, BlueCreek shall merge into BlueCreek Energy, LLC, a Nevada limited liability company to be wholly owned by JAG Media. BlueCreek Energy, LLC shall be created by JAG Media prior to the Closing. In consideration of the merger, the BlueCreek Shareholders shall be issued: (a) at the Closing, a number of shares of Common Stock which, upon issuance, shall equal eighty-two percent (82%) of JAG Media’s outstanding Common Stock on a fully diluted basis (“Closing Shares”) and (b) upon the achievement of certain post-closing milestones set forth in paragraph 17 below, the number of shares associated with each such milestone (“Earn-Out Shares”). The Closing Shares and the Earn-Out Shares shall not be registered for sale with the U.S. Securities and Exchange Commission (the “SEC”) and, accordingly, shall be subject to the rights and restrictions of Rule 144.

12.	Conditions to
	Signing:	The execution of a merger agreement shall be subject to each party completing a due diligence review, the results of which are satisfactory in all respects to each party.

13.	Eligible for
Quotation on
OTCBB/Exchange
	Listing:	OTCBB Quotation

The quotation of JAG Media’s Common Stock on the Over the Counter Bulletin Board (“OTCBB”) shall be a condition to the Closing, unless the parties agree to waive such condition. Promptly after the execution of this term sheet, JAG Media shall use its best commercial efforts to identify a market maker that meets the requirements for eligibility to make quotations of the JAG Media common stock on the OTCBB. BlueCreek shall cooperate with JAG Media and promptly take all steps reasonably requested by JAG Media that are necessary to ensure compliance with all applicable requirements for quotation on the OTCBB, including, without limitation, appointing to its Board the required number of independent directors and creating an appropriate audit committee.

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Exchange Listing

After the Closing and upon the post-merger company meeting the minimum listing requirements for the AMEX or the NASDAQ Capital Market, BlueCreek shall promptly file the listing application for the applicable exchange and shall use its best commercial efforts to achieve an exchange listing for the post-merger company.

14.	Audited
Financials:
BlueCreek has furnished JAG Media with audited financials for its fiscal years ended December 31, 2006 and December 31, 2007. Additionally, if required in connection with consummating the merger, BlueCreek will provide audited or reviewed financials for any FY 2008 “stub period,” as the case may be, as soon as practicable following the end of such stub period. Once JAG Media has received the necessary financials from BlueCreek, JAG Media shall cause its accountants and auditors to prepare pro forma financials for the combined companies for the required period, which, upon the approval of BlueCreek, shall be included in the Current Report on Form 8-K to be filed on or about the Closing Date as set forth in paragraph 20 below.

15.	Board of
Directors &
Resignations:
At the Closing JAG Media’s current directors shall resign and a number of BlueCreek nominees, to be determined, shall be appointed to the Board. Further, at the Closing, Thomas J. Mazzarisi and Stephen J. Schoepfer shall also resign from all executive positions held by them with JAG Media or any of its subsidiaries and shall be replaced by executives appointed by the BlueCreek appointed directors.

16.	Corporate
Approvals:
JAG Media and BlueCreek shall obtain all appropriate and necessary corporate and stockholder approvals for the transactions contemplated hereby and shall deliver officer certificates to such effect at Closing.

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17.	Earn-Out:	The BlueCreek Shareholders shall have the opportunity to realize the Earn-Out Shares based upon satisfaction of the following milestone schedule:

Milestones	Earn-Out Shares
MILESTONE #1- AMEX/NASDAQ CAP MARKET Listing	25,000,000
MILESTONE #2 – $3,500,000 in Revenue during a rolling 12 month period	10,000,000
MILESTONE #3 - Drill remaining 14 wells on Clabaugh property, Earn Out Shares will be issued as follows:

~ Upon completion of drilling of the 5th well:	36,000,000
~ Upon completion of drilling of the 8th well:	18,000,000
~ Upon completion of drilling of the 11th well:	18,000,000
~ Upon completion of drilling of the 14th well:	18,000,000

MILESTONE #4 - $15,000,000 in Revenue during a rolling 12 month period	75,000,000

18.	Restructuring
	of Current Debt:	1st YA Debenture

On the Closing Date, the 1st YA Debenture shall be amended as follows:

(a) $10,700,000 in principal (plus all accrued and unpaid interest as of the Closing Date) shall become a separate secured debt instrument bearing interest at 8% per annum, which shall not be convertible into equity of the post-merger company; interest only payments will be made monthly and the entire principal amount of such restructured debenture shall be payable, in a single payment, on the 18 month anniversary of the Closing;

(b) YA will convert $2,000,000 in principal under the 1st YA Debenture and, in consideration for such conversion and the agreed upon restructuring of the BlueCreek debt, YA shall receive a warrant to acquire that number of BlueCreek Shares equal to 39% of the outstanding BlueCreek Shares (the “YA Equity Position”);

(c) the remaining $9,550,000 of the principal amount of the 1st YA Debenture shall bear interest at the rate of 8% per annum with principal payments commencing in 18 months following the closing of the Merger and due in accordance with an amended schedule agreed to between BlueCreek and YA, and shall remain convertible into equity of the post-merger company, in accordance with its terms and conditions; and

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(d) such other amendments as are agreed to by and between BlueCreek and YA including, but not limited to, termination of any registration rights, which amendments shall be subject to the prior approval of JAG Media.

2nd YA Debenture

The 2nd YA Debenture shall not be amended except to (i) adjust the interest rate to a rate of 8% per annum, (ii) terminate any registration rights, and (iii) as otherwise agreed to by and between BlueCreek and YA, subject to the prior approval of JAG Media.

YA Warrant to Purchase BlueCreek Common Stock

The outstanding warrant, held by YA, to purchase 849,700 shares of BlueCreek common stock (“YA/BlueCreek Warrant”) will be amended as agreed to by and between BlueCreek and YA including, but not limited to, termination of any registration rights. Any such amendments to the YA/BlueCreek Warrant shall be subject to the prior approval of JAG Media.

No Registration

BlueCreek shall not register for sale with the SEC (i) the 1st Debenture or the 2nd Debenture (nor the shares into which they have been or may be converted); (ii) the YA/BlueCreek Warrant (nor the shares into which such warrant has been or may be exercised); (iii) the YA Equity Position; or (iv) YA’s JAG Media warrants (nor the shares into which such warrants have been or may be converted). Each of the forgoing will, therefore, remain subject to the rights and restrictions of Rule 144.

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19.	BlueCreek
Shareholders
Lock-Up:
The Closing Shares and the Earn-Out Shares shall not be sold by any BlueCreek Shareholders (other than YA, if applicable) who immediately prior to the closing of the Merger with JAG Media own more than 15% of the outstanding BlueCreek stock (“Locked-Up Shareholder(s)”), for a period of twelve (12) months following the Closing Date (“BlueCreek Lock-Up Period”); provided, however, that each of such Locked-Up Shareholders may, prior to the expiration of the BlueCreek Lock-Up Period and subject to the applicable requirements and restrictions of Rule 144, sell not more than:

(a) 50% of the shares that it would be permitted to sell pursuant to Rule 144, during any 3-month period following the expiration of the 6-month Rule 144 holding period, if the post-merger company does not have its shares listed on the American Stock Exchange or NASDAQ Capital Market at the time of such sales; or

(b) 75% of the shares that it would be permitted to sell pursuant to Rule 144, during any 3-month period following the expiration of the 6-month Rule 144 holding period; provided, however, that at the time of such sales the post-merger company does have its shares listed on the American Stock Exchange or NASDAQ Capital Market at the time of such sales and has not received notice that it is not in compliance with any exchange listing requirements.

20.	SEC Filings:
(a) Form 8-K: JAG Media and BlueCreek shall cooperate in the preparation of a Current Report on Form 8-K, which shall be filed with the SEC on or about the Closing Date. Such 8-K shall contain required information regarding BlueCreek, JAG Media and the merger, including, without limitation, pro forma financials for the combined companies for the last two (2) fiscal years.

(b) Information Statement: Following the Closing, BlueCreek shall prepare, distribute to the BlueCreek Shareholders and file with the SEC an information statement (a) changing the name of JAG Media to “BlueCreek Energy, Inc.” and (b) authorizing such increase in the authorized shares of the post-merger company as may be deemed necessary by the Issuer.

(c) Proxy Statement: If the approval of JAG Media’s shareholders is required in connection with the merger, JAG Media shall promptly prepare and file with the SEC an appropriate preliminary proxy statement and, once cleared, shall file and mail to its shareholders the definitive proxy statement.

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21.	Cooperation:
From the date hereof through the Closing, BlueCreek and JAG Media, will make available to each other for review their respective financial statements, books, records, corporate documents and other information as the other party may reasonably request, and each party shall have the opportunity to meet with attorneys, accountants and key personnel of the other party to discuss the financial and business conditions of the respective parties and to make whatever future independent investigation deemed necessary and prudent. BlueCreek and JAG Media agree to cooperate with each other in complying with these requests and providing such materials as the other parties may request. BlueCreek shall also assist JAG Media, and provide such information and documentation regarding the BlueCreek business as may be necessary, in connection with any filings to be made by JAG Media with the U.S. Securities and Exchange Commission, including, without limitation, one or more Form 8-Ks relating to the transaction to be filed on or about the Closing Date.

22.	Expenses:
JAG Media and BlueCreek shall be solely responsible to pay their own expenses (including, without limitation, legal and accounting expenses) incurred in preparing and negotiating this Term Sheet, the Merger Agreement and related documents, whether or not the transactions contemplated hereby are consummated.

THIS TERM SHEET IS INTENDED SOLELY TO PROVIDE A BASIS FOR DISCUSSIONS BETWEEN THE PARTIES AND IT IS NOT THE INTENTION OF THE PARTIES THAT THIS TERM SHEET, OR ANY ACTIONS OF THE PARTIES (OR THEIR RESPECTIVE EMPLOYEES, OFFICERS, PARTNERS, AFFILIATES OR REPRESENTATIVES) WITH RESPECT HERETO CONSTITUTE (A) A LEGALLY BINDING OBLIGATION OF THE PARTIES OR (B) AN OBLIGATION OR COMMITMENT OF JAG MEDIA, BLUECREEK OR E2BUSSINESS SERVICES, INC. TO ENTER INTO THE MERGER AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED OTHERWISE, ANY LEGAL OBLIGATION BINDING UPON THE PARTIES HERETO WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY SHALL EXIST ONLY UPON DUE EXECUTION AND DELIVERY OF THE MERGER AGREEMENT AND OTHER DEFINITIVE DOCUMENTATION.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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JAG MEDIA HOLDINGS, INC.		BLUECREEK ENERGY, INC.

By:	/s/ Thomas J. Mazzarisi	By:	/s/ Lester D. Garrett
	Name: Thomas J. Mazzarisi		Name: Lester D. Garrett
	Title:Chairman & CEO		Title: President
	Date:October 2, 2008		Date: October 2, 2008

YA GLOBAL INVESTMENTS, L.P. (formerly, Cornell Capital Partners, L.P.)		E2BUSINESS SERVICES, INC., a majority shareholder of BlueCreek

By: Yorkville Advisors, LLC
Its: Investment Manager

By:	/s/ Gerald Eicke	By:	/s/ Kevin Norris
	Name: Gerald Eicke		Name: Kevin Norris
	Date: October 2, 2008		Title: President
Date: October 2, 2008

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